UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Westlake Chemical Partners LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0436529
(State of incorporation or organization)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-195551

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Westlake Chemical Partners LP (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will form a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-195551), initially filed with the Securities and Exchange Commission on April 29, 2014. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Westlake Chemical Partners LP

By: Westlake Chemical Partners GP LLC, its general partner

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President, Chief Executive Officer and Director

Dated: July 24, 2014